Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of [_____], 2021, by and between Latham Investment Holdings, L.P., a Delaware limited partnership (the “Partnership”), and Latham Group, Inc., a Delaware corporation (“Topco” and together with the Partnership, collectively, the “Constituent Companies”).

WHEREAS, Topco is a direct wholly-owned subsidiary of the Partnership;

WHEREAS, the Partnership previously entered into that certain Amended and Restated Limited Partnership Agreement of the Partnership, dated as of December 18, 2018, as amended by that certain Amendment No. 1 and Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be further amended, restated, supplement or otherwise modified from time to time, the “Partnership Agreement”);

WHEREAS, the Constituent Companies are entering into this Agreement in contemplation of the initial public offering of Topco;

WHEREAS, Section 264 of the Delaware General Corporation Law and Section 17-211 of the Delaware Revised Uniform Partnership Act (collectively, the “Delaware Acts”), as applicable, permit the merger contemplated herein; and

WHEREAS, the applicable governing bodies of each Constituent Company has approved and adopted this Agreement and the merger contemplated herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.1        The Merger. Upon the terms and conditions of this Agreement and subject to the applicable provisions of the Delaware Acts, at the Effective Time (as defined in Section 1.2) the Partnership will be merged with and into Topco (the “Merger”). Following the Merger, Topco will continue as the surviving corporation (the “Surviving Corporation”) and the separate existence of the Partnership will cease.

Section 1.2        Effective Time. The Merger shall become effective at such time as the certificate of merger, in the form attached hereto as Exhibit A, is duly filed with the Secretary of State of the State of Delaware or at such other time as specified in the certificate of merger (the “Effective Time”). The Constituent Companies agree that they will cause to be executed and filed or recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the Merger.

Section 1.3        Effects of the Merger. The Merger will have the effects set forth in this Agreement and the applicable Delaware Acts. Without limiting the generality of the foregoing, as of the Effective Time, all properties, assets, rights, privileges, powers and franchises of the Partnership will vest in Topco, as the Surviving Corporation, and all claims, obligations, debts, liabilities and duties of the Partnership will become claims, obligations, debts, liabilities and duties of Topco, as the Surviving Corporation.

Section 1.4        Certificate of Incorporation and Bylaws. At the Effective Time and without any further action by Topco or the Partnership, the certificate of incorporation of Topco, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth on Exhibit B and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable law and (b) the parties hereto shall take all necessary action such that the bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated as set forth on Exhibit C.

Section 1.5       Directors and Officers. The directors and officers of Topco serving in those positions immediately prior to the Effective Time shall continue as directors and officers of Topco, as the Surviving Corporation, and shall remain the directors and officers of the Surviving Corporation after the Merger, in each case, until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in the manner provided in the Bylaws of Topco, as the Surviving Corporation, or as otherwise provided by law.

Section 1.6        Merger Consideration. Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Unit (as defined in the Partnership Agreement) of the Partnership outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive, as determined in accordance with Sections 9.11 and 4.1 of the Partnership Agreement, shares of common stock of Topco, par value $0.0001 per share (“Common Stock”), such that, immediately following the Effective Time, each former holder of Units shall hold the number of shares of vested and unvested Common Stock as further set forth opposite such person’s name on Exhibit D hereto and subject to the conditions as set forth on Exhibit D attached hereto.

Section 1.7        Fractional Shares. No fractional shares shall be issued in connection with the Merger. Former holders of Units who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to be rounded up to the next whole share of Common Stock.

Section 1.8        Tax Treatment of the Merger. The Constituent Companies intend that the Merger constitutes a distribution by the Partnership of its Topco common stock to its partners in liquidation of the Partnership under Section 731 of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations promulgated thereunder. The Constituent Companies shall not take any position (whether in audits, tax returns or otherwise) that is inconsistent with the intended treatment set forth in this Section 1.8 unless required to do so by a change in applicable law or a final determination.

Section 1.9        Counterparts. This Agreement may be executed in one or more counterparts (which may be delivered by facsimile or electronic transmission), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by the Constituent Companies and delivered to the other parties hereto.

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Section 1.10      Amendment. This Agreement may be amended or modified only by a written instrument executed by each of the parties hereto.

Section 1.11      Governing Law. This Agreement and any disputes arising under or related thereto (whether for breach of contract, tortious conduct or otherwise) shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

LATHAM GROUP, INC.

By:
Name:
Title:

LATHAM INVESTMENT HOLDINGS, L.P.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Certificate of Merger

(attached)

CERTIFICATE OF MERGER OF

Latham Investment Holdings, L.P.
(a Delaware limited partnership)

WITH AND INTO

Latham Group, Inc.
(a Delaware corporation)

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Pursuant to Section 263 of the Delaware General Corporation Law (“DGCL”) and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act

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Dated as of _______, 2021

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Latham Group, Inc. (the “Company”), a Delaware corporation, hereby certifies as follows:

FIRST: The name, jurisdiction of formation or organization and types of entities which are to merge (each entity, a “Constituent Entity”) are as follows:

Name:	Jurisdiction:	Entity Type:
Latham Investment Holdings, L.P.	Delaware	Limited partnership
Latham Group, Inc.	Delaware	Corporation

SECOND: The Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each Constituent Entity in accordance with Section 263 of the DGCL.

THIRD: Pursuant to the Merger Agreement, Latham Investment Holdings, L.P. shall merge with and into the Company, and the Company shall be the surviving corporation. The name of the surviving corporation shall be “Latham Group, Inc.”.

FOURTH: The merger of the Constituent Entities shall be effective at the date and time of the filing of this certificate of merger with the Office of the Secretary of State of the State of Delaware.

FIFTH: The executed Merger Agreement is on file at One Radnor Corporate Center, 787 Watervliet Shaker Road, Latham, NY, 12110, which is a place of business of the surviving entity.

SIXTH: A copy of the Merger Agreement shall be furnished by the Company on request, without cost, to any stockholder or partner of any Constituent Entity.

SEVENTH: The Amended and Restated Certificate of Incorporation of the surviving corporation shall be amended and restated in its entirety to read as set forth on Exhibit A, and, as so amended and restated, shall constitute the Second Amended and Restated Certificate of Incorporation of the surviving corporation.

[Signatures follow]

IN WITNESS WHEREOF, the undersigned has caused this certificate of merger to be duly executed as of the date first above written.

Latham Group, Inc.

By:
Name:
Title:

[Signature Page to Merger Certificate]

Exhibit A

Second Amended and Restated Certificate of Incorporation

(attached)

[Exhibit A to Merger Certificate]

EXHIBIT B

Second Amended and Restated Certificate of Incorporation

(attached)

EXHIBIT C

Amended and Restated Bylaws

(attached)

EXHIBIT D

Capitalization of Topco following the Merger

Name of Holder	Number of Shares of Vested Common stock in Topco (a)	Number of Shares of Unvested Common Stock of Topco (b)	Shares of Capital Stock of Topco Held Following the Merger (c) ((a)+(b))_